Exhibit 10.22

McMoRan EXPLORATION CO.
RESTRICTED STOCK UNIT AGREEMENT
UNDER THE 2001 STOCK INCENTIVE PLAN

AGREEMENT dated as of ______________, 20__ (the “Grant Date”), between McMoRan Exploration Co., a Delaware corporation (the “Company”), and ______________ (the “Participant”).

1.   (a)       Pursuant to the McMoRan Exploration Co. 2001 Stock Incentive Plan (the “Plan”), the Participant is hereby granted effective the Grant Date ___________ restricted stock units (“Restricted Stock Units” or “RSUs”) on the terms and conditions set forth in this Agreement and in the Plan.

(b)  Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

(c)  Subject to the terms, conditions, and restrictions set forth in the Plan and herein, each RSU granted hereunder represents the right to receive from the Company, on the respective scheduled vesting date for such RSU set forth in Section 2(a) of this Agreement or on such earlier date as provided in Section 2(b) of this Agreement or Section 6(b) of this Agreement (the “Vesting Date”), one share (a “Share”) of common stock of the Company (“Common Stock”), free of any restrictions, all amounts notionally credited to the Participant’s Dividend Equivalent Account (as defined in Section 4 of this Agreement) with respect to such RSU, and all securities and property comprising all Property Distributions (as defined in Section 4 of this Agreement) deposited in such Dividend Equivalent Account with respect to such RSU.

(d)  As soon as practicable after the Vesting Date (but no later than 2½ months from such date) for any RSUs granted hereunder, the Participant shall receive from the Company the number of Shares to which the vested RSUs relate, free of any restrictions, a cash payment for all amounts notionally credited to the Participant’s Dividend Equivalent Account with respect to such vested RSUs (unless the receipt of such Shares and amounts has been deferred by the Participant pursuant to the provisions of Section 5(a) of this Agreement), and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account with respect to such vested RSUs.

2.  (a)The RSUs granted hereunder are in consideration of the services to be performed by the Participant during the service periods indicated below and shall vest in installments as follows:

Scheduled Vesting Date  Service Period  Number of RSUs

(b)  Notwithstanding Section 2(a) of this Agreement, at such time as there shall be a Change in Control of the Company, all unvested RSUs shall be accelerated and shall immediately vest.

(c)  Until the respective Vesting Date for an RSU granted hereunder, such RSU, all amounts notionally credited in any Dividend Equivalent Account related to such RSU, and all securities or property comprising all Property Distributions deposited in such Dividend Equivalent Account related to such RSU shall be subject to forfeiture as provided in Section 6 of this Agreement.

3.  Except as provided in Section 4 of this Agreement, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the RSU shall vest and the Participant shall be issued the Share to which such RSU relates nor in any securities or property comprising any Property Distribution deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

4.  From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”). All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted hereunder with the same Vesting Date. All credits to a Dividend Equivalent Account for the Participant shall be notionally increased by the Account Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until paid in accordance with the provisions of this Agreement. The “Account Rate” shall be the prime commercial lending rate announced from time to time by JPMorgan Chase Bank, N.A. or by another major national bank headquartered in New York, New York designated by the Committee. The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof.

5.   (a)       Notwithstanding the provisions of Section 1(d) of this Agreement, if, prior to December 31st of the year prior to the beginning of the Service Period applicable to any RSUs, the Participant shall so elect in accordance with procedures and subject to any limitations established by the Committee, all or a portion of the Shares issuable to the Participant upon the vesting of such RSUs and all or a portion of the amounts notionally credited in the Dividend Equivalent Account related to such RSUs shall not be distributed on the Vesting Date but shall be deferred and paid in one or more periodic installments, not in excess of ten, beginning at such time or times elected by the Participant at such time. The deferral is subject to the following limitations:

(i)  If the Participant is a Key Employee, a distribution of deferred amounts triggered by the Participant’s separation from service (as that term is defined pursuant to Section 409A of the Code) may not occur or begin until six months after the date (the “Termination Date”) the Participant ceases to be an Eligible Individual (the “Termination”).

(ii)  The deferral period with respect to any Participant shall end no later than six months after the Termination Date if the Participant’s Termination is for any reason other than the Participant’s Disability or Retirement.

(iii)  The deferral period with respect to any Participant shall end three years after the Termination Date if the Participant’s Termination occurs by reason of the Participant’s Disability or Retirement.

(iv)  In the event of any Termination, a distribution of all amounts remaining unpaid shall be made in full to the Participant or his or her designated beneficiary as soon as administratively possible following the date of the end of the deferral period as set forth in Sections 5(a)(ii) and (iii).

(v)  All securities or property comprising Property Distributions deposited in such Dividend Equivalent Account related to such RSUs shall be distributed to the Participant as soon as practicable after the Vesting Date for such RSUs, irrespective of a deferral election made pursuant to this Section 5.

(vi)  The deferral procedures described in this Section 5 are intended to comply with the requirements of Section 409A of the Code and any related implementing regulations or guidance.

(b)  The provisions of Section 4 shall continue to apply to all such vested RSUs and all such credited amounts subject to a deferral election until paid in accordance with the provisions of this Agreement.

6.   (a)      Except as set forth in Section 6(b) of this Agreement, all unvested RSUs provided for in this Agreement, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited on the Participant’s Termination Date. In the event of a sale by the Company of its equity interest in a Subsidiary following which such entity is no longer a Subsidiary of the Company, persons who continue to be employed by such entity following such sale shall cease to be Eligible Individuals for purposes of the Plan and this Agreement.

(b)  Notwithstanding the foregoing, if the Participant ceases to be an Eligible Individual by reason of the Participant’s death, Disability, or Retirement, all the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date. In the event that the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause, the Committee or any person to whom the Committee has delegated authority may, in its or his sole discretion, determine that all or any portion of the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date. In the event vesting is accelerated pursuant to this Section 6(b) and the Participant is a Key Employee, a distribution of Shares issuable to the Participant, all amounts notionally credited to the Participant’s Dividend Equivalent Account, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account due the Participant upon the vesting of the RSUs shall not occur until six months after the Termination Date, unless the Participant’s Termination is due to death or Disability.

7.  The RSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Accounts, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts are not transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code.

8.  All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 1615 Poydras Street, New Orleans, Louisiana 70112, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.

9.  This Agreement is subject to the provisions of the Plan. The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent. The Committee may amend this Agreement at any time in any manner that is not inconsistent with the terms of the Plan and that will not result in the application of Section 409A(a)(1) of the Code. Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent. Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.

10.  The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any RSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities, cash payments, or property resulting from the vesting of any RSU or otherwise.

11.  Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.

12.  As used in this Agreement, the following terms shall have the meanings set forth below.

(a)  “Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his superior, employer or principal, or (v) the breach of the Participant of the terms of his engagement.

(b)  “Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Section 409A of the Code, as amended from time to time, and any related implementing regulations or guidance.

(c)  “Disability” shall have occurred if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(d)  “Fair Market Value” shall, with respect to a share of Common Stock, a Subsidiary security, or any other security, have the meaning set forth in the McMoRan Exploration Co. 2001 Stock Incentive Plan Policies of the Committee, and, with respect to any other property, mean the value thereof determined by the board of directors of the Company in connection with declaring the dividend or distribution thereof.

(e)  “Key Employee” shall mean any employee who meets the definition of “key employee” as defined in Section 416(i) of the Code.

(f)  “Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month, and year first above written.

McMoRan EXPLORATION CO.

By:____________________________________

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(Participant)

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(Street Address)

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(City) (State) (Zip Code)